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                                  SECURITY AGREEMENT

    THIS SECURITY AGREEMENT (this "Agreement") is executed and delivered as of this 23rd day of September, 1997, by and between CinemaStar Luxury Theaters, Inc., a California corporation ("Debtor"), and Reel Partners, L.L.C., a Delaware limited liability company ("Secured Party").

    WHEREAS, Debtor and Secured Party are entering into a Convertible Secured Promissory Note of even date herewith whereby, if certain conditions are met, Secured Party will loan to Debtor and Debtor will promise to pay to Secured Party, up to the principal amount of $3,000,000, together with interest as set forth in the Note; and

    WHEREAS, Secured Party has agreed to accept the Note only upon the condition that Debtor shall have executed and delivered to Secured Party this Security Agreement, pursuant to which Debtor grants to Secured Party a security interest in and to the Collateral (as defined in Section 2 below).

    NOW, THEREFORE, in consideration of the premises and to induce Secured Party to make the Loan and accept the Note, Debtor hereby agrees with Secured Party as follows:

    1.   DEFINITIONS.   All capitalized terms defined in the Note which are
used as defined terms in this Security Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Note.

    2. SECURITY INTERESTS. In order to secure the performance and payment of all obligations, liabilities, debts, claims and/or indebtedness of Debtor to Secured Party pursuant to the Note or this Agreement ("Debtor's Obligations"), Debtor hereby grants to Secured Party a lien upon and security interest in all of Debtor's right, title and interest in and to the accounts, contract rights, machinery, equipment, inventory, chattel paper, fixtures, goods, leases, general intangibles, permits, licenses, copyrights, patent rights, trademarks, tradenames, trade styles and other assets of Debtor, whether now owned, leased or hereafter acquired, and all additions and accessions thereto which are located at, or used in the operation of Debtor's business at, (i) Riverside, California at the intersection of Alessandro and Trautwein (commonly known as Mission Grove 14) and (ii) 427-L College Boulevard, Oceanside, California (commonly known as Mission Marketplace 13), together with proceeds of all of the foregoing (collectively, the "Collateral").

    3. FINANCING STATEMENTS, FURTHER ASSURANCES. Concurrently with the execution of this Security Agreement, and from time to time hereafter as requested by Secured Party, Debtor shall execute and deliver to Secured Party such security agreements, certificates of title, financing statements, continuation statements, termination statements, amendments to any of the foregoing and other documents, in form satisfactory to Secured Party, as Secured Party may require to confirm, perfect and continue in effect the security interest of Secured Party granted pursuant to this Security Agreement, to carry out the purposes of this Security

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Agreement, and to protect Secured Party's rights hereunder.  Debtor, upon demand, shall pay the cost of filing all such security agreements, certificates of title, financing statements, continuation statements, termination statements, amendments to any of the foregoing and other documents.

    4.   DEFAULT.

         4.1 The occurrence of any one of the following events shall constitute a default by Debtor (an "Event of Default") under this Agreement: (a) Debtor fails to perform, keep or observe any material term, provision, condition or covenant contained in this Agreement which is required to be performed, kept or observed by Debtor, said failure remaining unremedied for a period of ten
(10) days after written notice from Secured Party to Debtor, or (b) an Event of Default occurs under the Note.

         4.2 Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of California and all other rights and remedies accorded to Secured Party at equity or law.

         4.3 Any notice required to be given by Secured Party of a sale, lease, other disposition of the Collateral or any other intended action by Secured Party, deposited in the United States mail, postage prepaid and duly addressed to Debtor at its principal place of business, at 431 College Boulevard, Oceanside, California 92057, or at such other address as Debtor may designate in writing to Secured Party, not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Debtor thereof.

         4.4 All costs and expenses incurred by Secured Party with respect to the enforcement or attempted enforcement of its rights and remedies under this Agreement shall be part of Debtor's Obligations and shall be paid by Debtor to Secured Party on demand. If Secured Party hereafter employs counsel in order to enforce Debtor's Obligations, all of the reasonable attorneys' fees arising from such employment and all expenses, costs and charges in any way or respect arising in connection therewith shall be part of Debtor's Obligations and shall be paid by Debtor to Secured Party on demand.

         4.5 The proceeds of any sale of Collateral shall be applied (a) first to Debtor's Obligations hereunder, and (b) any surplus shall be paid to Debtor. If such proceeds are insufficient to pay Debtor's Obligations in full, Debtor shall be liable for any deficiency.

    5. POWER OF ATTORNEY. Debtor hereby appoints Secured Party as Debtor's agent and attorney-in-fact, with full power and authority in the name, place and stead of Debtor or otherwise, from time to time in Secured Party's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument with respect to the Collateral which Secured Party may deem necessary or advisable to fulfill Debtor's Obligations hereunder. This appointment is irrevocable and continuing and is


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coupled with an interest of Debtor.  Debtor hereby ratifies and confirms all that Secured Party may lawfully do by virtue of this Power of Attorney.

    6. RIGHTS CUMULATIVE. All rights and remedies of Secured Party pursuant to this Security Agreement, the Note or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently.

    7. SEVERABILITY. In the event that any provision of this Security Agreement is deemed to be invalid by reason of the operation of any law, including, but not limited to, the interpretation placed thereon by any court or any other governmental body, this Security Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

    8. SUCCESSORS AND ASSIGNS. Secured Party shall have the right to assign its rights hereunder and in the Collateral to any holder of the Note. This Security Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Secured Party and Debtor.

    9. TERMINATION. Upon payment in full of Debtor's Obligations, all rights and interests of Secured Party hereunder shall terminate.

    10. CAPTIONS. The headings in this Security Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

    11. COUNTERPARTS. This Security Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall be one and the same instrument.

    12. SURVIVAL OF SECURITY AGREEMENT. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of the Note and this Agreement and shall continue in full force and effect until Debtor's Obligations are paid and performed in full.

    13. APPLICABLE LAW. This security agreement shall be construed in accordance with and governed by the laws and decisions of the State of California.

    14. GOVERNMENTAL APPROVALS. The parties hereto intend that the powers of Secured Party under this Security Agreement, in all relevant aspects, shall be governed by the applicable statutory requirements and rules and regulations of all applicable governmental bodies.


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    15.  NO WASTE.  Debtor agrees that at no time will it fail to operate its business or act with respect to the Collateral in such a way as to materially, adversely affect the value of the Collateral or Secured Party's interest therein.


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    IN WITNESS WHEREOF, this Security Agreement has been executed and delivered by both of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                             CINEMASTAR LUXURY THEATERS, INC.



                             By:
                                ------------------------------------
                                     John Ellison, Jr., President




                             REEL PARTNERS, L.L.C.



                             By:
                                ------------------------------------
                                     Neil Austrian, Vice President



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